REGISTRATION RIGHTS AGREEMENT


                  THIS REGISTRATION RIGHTS AGREEMENT entered into this 20th day of December, 1995 between SMITHFIELD FOODS, INC., a Delaware corporation ("Company"), and CHIQUITA BRANDS INTERNATIONAL, INC., a New Jersey corporation ("Holder").

                              W I T N E S S E T H:

                  WHEREAS, the Holder is the owner of 1,094,273 shares of the Company's issued and outstanding common stock, par value Fifty Cents ($.50) per share received from the Company as partial consideration for the transfer of certain shares in John Morrell & Co. ("Common Stock" or "Shares") at the date hereof;

                  WHEREAS, in connection with the issuance of such Shares to the Holder, the Company agreed to provide the Holder with certain rights to require the Company to register the sale by the Holder of such Shares with the Securities and Exchange Commission (the "Commission") and applicable state securities agencies.

                  NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties agree as follows:

                  1.  Demand Registration Rights.

                  1.1. On any two (2) separate occasions, upon the written request of the Holder given on or before December 31, 2000, the Company will prepare and file, promptly after such request and in no case more than sixty
(60) days after receipt of such request, and thereafter use its best efforts to cause to become effective a registration statement ("Registration Statement") on a proper form to be selected by the Company under and complying with the Securities Act of 1933, as amended (the "Act"), covering such number of Shares of Common Stock as shall be specified in the Holder's request; provided, however, that the Company shall not be obligated to register Shares with a market value of less than Five Million and 00/100 Dollars ($5,000,000.00) pursuant to any such request, market value to be measured based on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") last sales price on the day two (2) days prior to the date of such request.

                  1.2. If the Holder so requests, the offering or distribution of Shares under this Section 1 shall be pursuant to a firm commitment underwriting. The managing underwriter shall be a nationally recognized investment banking firm selected by the Holder, but subject to the approval of the Company, which approval shall not be unreasonably withheld. The Company will enter into an underwriting agreement with such managing underwriter containing representations, warranties and agreements not substantially


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                                                     - 2 -


different from those customarily included by an issuer in underwriting agreements with respect to secondary distribution; provided, however, that the Holder shall be entitled to negotiate the underwriting discounts and commissions and other fees of such underwriter payable by the Holder.

                  1.3. No securities to be sold by the Company or any security holder of the Company shall be included in any Registration Statement filed pursuant to this Section 1, unless (i) the offering is pursuant to a firm commitment underwriting and the managing or principal underwriter shall have consented to the inclusion of such other securities; and (ii) all the Shares requested to be included by the Holder shall be so included.

                  1.4. The Company shall be entitled to postpone the filing of any Registration Statement otherwise required to be prepared and filed by it pursuant to this Section 1 if, at the time it receives a request for registration, (a) (i) the Company would, in accordance with the written advice of its outside counsel, find it appropriate to disclose in the Prospectus information not otherwise then required by law to be publicly disclosed and (ii) in the judgment of the Company's Board of Directors, as such judgment is set forth in a resolution of the Board of Directors (or the executive committee thereof), there is a reasonable likelihood that such disclosure, or any other action to be taken in connection with the Prospectus, would materially and adversely affect any existing or prospective material business situation, transaction or negotiation or otherwise materially and adversely affect the Company, or (b) the Company or any of its Subsidiaries would be required to prepare any financial statements other than those which it customarily prepares in the ordinary course of its business, or (c) it would be materially detrimental to the Company and its shareholders for the Company to immediately proceed with the filing of a Registration Statement; provided, that the duration of such delay shall not exceed ninety (90) days; and provided further, that the Company shall promptly make such filing as soon as the conditions which permit it to delay such filing no longer exist; and provided further that in the event of any such deferral, the Holder shall have the right to withdraw its request for Registration and such withdrawn request shall not be considered one of the Holder's two permitted requests for registration under Section 1.1 hereof.

                  1.5. As to each Registration Statement, insofar as the methods of distribution proposed to be used are not reflected in the last prospectus (including any amendments or supplements thereto) filed by the Company under the Act, the Holder will provide the Company with a description of the method or methods of distribution of Shares from time to time contemplated by the Holder


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                                                     - 3 -


and the Company shall file any and all amendments and supplements necessary to include such description in such Registration Statement. Nothing in this Agreement, however, shall be construed to require the Company to register any proposed offering pursuant to "shelf registration" procedures contemplated by Rule 415 under the Act, or any successor provision.

                  1.6. As to each Registration Statement, in the event that the Company believes the last prospectus (including any amendments or supplements thereto) filed under the Act may contain misleading statements or material omissions, the Company shall notify the Holder in writing and the Holder hereby agrees to immediately cease utilizing such prospectus for the sale of Shares, and the Company agrees, as soon thereafter as may be practicable, to amend or supplement such prospectus so as to meet the requirements of the Act, and to notify the Holder of such action.

                  2.       Piggy-Back Registration Rights.

                  2.1. If at any time prior to December 31, 2000, the Company shall propose to file a Registration Statement for the purpose of effecting a primary offering under the Act on Form S-1, S-2 or S-3 or any equivalent general form for registration of equity securities under the Act with respect to a public offering of any Company Common Stock, the Company shall, as promptly as practicable but, in no event later than thirty (30) days prior to the proposed filing date, give notice of such intention to the Holder and shall include in such Registration Statement all Shares as the Holder shall request, within ten
(10) days of the giving of such notice, subject to the limitations that the Company shall not be obligated to register for the Holder fewer than the lesser of (i) Shares with a market value of less than Five Million and 00/100 Dollars ($5,000,000.00), market value to be measured as of the date of such request, or
(ii) the aggregate number of Shares still held by the Holder, and the inclusion of such Shares may be conditioned or restricted if, in the good faith opinion of the managing underwriter (or underwriters) of the securities to be sold (or, in the absence thereof, of the principal investment banker acting on behalf of the Company in effecting such sale) for which such Registration Statement is being filed, such inclusion can reasonably be expected to have a material adverse impact on the offering of the securities being so registered. If the number of Shares is so restricted, then no Shares nor any securities of other securityholders shall be included in the offering unless all securities which the Company is attempting to sell are included therein, and any reduction required thereafter shall be made pro rata among the Holder and the other selling securityholders; provided, however, that such rights of the Holder to share pro rata


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                                                     - 4 -


shall be subject to any prior rights which the Company may have granted to others before the date of this Agreement.

                  2.2. The Company may, without the consent of the Holder, withdraw any Registration Statement filed pursuant to this Section 2 and abandon any such proposed offering in which the Holder requested to participate. The Holder may withdraw any or all of the Shares held by the Holder from a Registration Statement filed or proposed to be filed pursuant to this Section 2 at any time prior to the effectiveness of such Registration Statement.

                  2.3.  The notice  from the  Company  to the Holder  under this
Section 2 shall specify whether the Securities to be included in such registration for a sale by the Company are to be sold through underwriters in a firm commitment offering. If Shares of the Holder are included in such an offering, they shall be included on the same terms (including the same underwriting discount or commission) applicable to the securities of the Company.

                  3.  Covenants of the Holder.

                  3.1. Any request for registration made by the Holder shall specify the number of Shares as to which such request relates, express the Holder's present intention to offer such Shares for distribution and contain an undertaking to provide all such information and materials and take all such actions and execute all such documents as may be required in order to permit the Company to comply with all applicable requirements of the Commission and to obtain acceleration of the effective date of the Registration Statement.

                  3.2. The Holder agrees that in disposing of any Common Stock, it will comply with all applicable securities laws, including Rules 10b-5, 10b-6 and 10b-7 promulgated under the Securities Exchange Act of 1934, as amended. The Holder agrees to deliver the current prospectus contained in the Registration Statement, and such supplements thereto, if any, as may be appropriate, to all persons as required by the Act, the rules promulgated thereunder, and any applicable "blue sky" laws and regulations in connection with the disposition of its Common Stock.

                  4.  Covenants of the Company.

                  So long as the Company is under an obligation pursuant to the provisions of Section 1 hereof, the Company shall:

                  4.1. Prepare and file with the Commission such amend-ments and supplements to such Registration Statement and the prospectus forming part of such Registration Statement as may be


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                                                     - 5 -


necessary to keep such Registration Statement effective for such period as shall be necessary to complete the marketing of the Shares included therein, but in no event for longer than three (3) months after the date the Shares may first be sold, not including any period during which the Holder is prohibited from selling any Shares;

                  4.2. Furnish to the Holder such number of copies of a prospectus including, without limitation, a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as the Holder may reasonably request in order to facilitate the public sale or other disposition of such Shares;

                  4.3. Use reasonable efforts (i) to register or qualify, not later than the effective date of any Registration Statement filed pursuant to this Agreement, the Shares covered by such Registration Statement under the securities or Blue Sky laws of such jurisdictions within the United States as the Holder may reasonably request, and (ii) to do any and all other reasonable acts or things which may be necessary or advisable to enable the Holder to consummate the public sale or other disposition in such jurisdiction of such Shares; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or taxation in any jurisdiction where it is not then so subject;

                  4.4. Promptly notify the Holder, at any time when a prospectus relating to the Shares being distributed is required to be delivered under the Act, of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, at the request of the Holder, prepare as soon as practicable thereafter, file with the Commission and furnish to the Holder a reasonable number of copies of a supplement to, or an amendment of, such prospectus as may be necessary, or make any other appropriate filing with the Commission pursuant to the Securities Exchange Act of 1934, as amended, which will be incorporated by reference into the Registration Statement so that, as thereafter delivered to the purchasers of such Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.



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                                                     - 6 -


                  4.5. Use reasonable efforts to furnish, at the request of the Holder or any underwriter of any distribution of the Shares, an opinion of legal counsel to the Company, covering such matters as are typically covered by opinions of issuer's counsel in underwritten offerings under the Act; and

                  4.6. Enter into an agreement with the underwriters for such offering in which the Company shall provide indemnities similar to those described in Section 6 hereof to the underwriters and in which the Company shall make the usual warranties and representations made by issuers of equity securities to underwriters.

                  5.  Costs and Expenses.

                  5.1.  With respect to the initial  demand  registration  under
Section 1.1 hereof, the Company shall bear all Registration Costs (as defined below) and Holder shall bear all Offering Costs (as defined below).

                  5.2.  With  respect to the second  demand  registration  under
Section 1.1 hereof, Holder shall bear all reasonable Registration Costs not in excess of $100,000.00 and all Offering Costs. The balance of the Registration Costs, if any, shall be paid by the Company.

                  5.3. For purposes hereof, (a) "Registration Costs" means the entire cost and expense of any registration made pursuant to this Agreement, including, without limitation, all registration and filing fees, printing expenses, the fees and expenses of the Company's counsel and its independent accountants and all other out-of-pocket expenses incident to the preparation, printing and filing under the Act of the Registration Statement and all amendments and supplements thereto, the cost of furnishing copies of each preliminary prospectus, each final prospectus and each amendment or supplement thereto to underwriters, brokers and dealers and other purchasers of the securities so registered, and the costs and expenses incurred in connection with the qualification of the securities so registered under "blue sky" or other state securities laws, and (b) "Offering Costs" means the fees and expenses of counsel and accountants of the Holder, all transfer taxes, underwriting discounts and commissions attributable to Shares registered at the request of the Holder, and in any registration made pursuant to Section 2 hereof, all filing fees attributable to Shares registered at the request of the Holder.

                  5.3. All such fees and expenses payable by Holder shall, if appropriate, be prorated among all selling securityholders.



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                                                     - 7 -


                  6.  Indemnification.

                  6.1. In connection with any registration effected pursuant to this Agreement, the Company will indemnify the Holder, its officers, directors and each underwriter of Common Stock as well as any person who controls the Holder or such underwriters against all claims, losses, damages, liabilities and expenses resulting from any untrue statement or alleged untrue statement of a material fact contained in a prospectus or in any related Registration Statement, notification or similar filing under the securities laws of any jurisdiction or from any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same may have been based upon information furnished in writing to the Company by the Holder or such underwriter expressly for use therein and used in accordance with such writing.

                  6.2. The Holder, by requesting any such registration, agrees to furnish to the Company such information concerning it as may be requested by the Company and which, in the reasonable opinion of counsel for the Company, is necessary or required by then applicable securities laws and the rules and regulations thereunder in connection with any Registration or qualification of the Common Stock and to indemnify the Company, its officers and directors and each underwriter (and any persons who control the Company or the underwriter) of the Shares, if any, against all claims, losses, damages, liabilities and expenses resulting from the utilization of such information furnished to the Company expressly for use therein and from any omission or alleged omission therefrom.

                  6.3. If any action is brought or any claim is made against any party entitled to be indemnified pursuant to this Section 6 in respect of which indemnity may be sought against the indemnitor pursuant to this Section 6, such party shall promptly notify the indemnitor in writing of the institution of such action or the making of such claim and the indemnitor shall assume the defense of such action or claim, including the employment of counsel and payment of expenses. Such indemnified party shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such party unless the employment of such counsel shall have been authorized in writing by the indemnitor in connection with the defense of such action or claim or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the indemnitor (in which case the indemnitor shall not have the right to direct any different or additional defense of such action or claim on behalf of the indemnified party or parties), in any of which events such fees and expenses of not more than one additional counsel for the indemnified parties shall be borne by the indemnitor. Except as expressly provided above, if the indemnitor shall not previously have assumed the defense of any such action or claim, at such time as the indemnitor does assume the defense of such action or claim, the indemnitor shall thereafter be liable to any person indemnified pursuant to this Agreement for any legal or other expenses subsequently incurred by such person in investigating, preparing or defending against such action or claim. Anything in this Section 6 to the contrary notwithstanding, the indemnitor shall not be liable for any settlement of any such claim or action effected without its written consent.

                  6.4. If the indemnification provided for in this Agreement is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or actions referred to therein, as determined by a court of competent jurisdiction, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or actions in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or actions as well as any other relevant equitable considerations. The relevant fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the indemnifying party, on the one hand, or the indemnified party on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holder agree that it would not be just and equitable if contributions pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation which would not take account of the equitable considerations referred to in this Section 6. The amount paid or payable by an indemnifying party as a result of the losses, claims, damages, liabilities or actions in respect thereof referred to in this Section 6 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not also guilty of such fraudulent misrepresentation.



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                                                     - 9 -


                  7.  Miscellaneous.

                  7.1. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given only if (i) delivered personally or by courier or (ii) sent by registered or certified mail, postage prepaid, or (iii) sent by confirmed facsimile with the original to follow by first class mail, postage prepaid, as follows:

         If to the Company:                 Chiquita Brands International, Inc.
                                            250 East Fifth Street
                                            Cincinnati, Ohio 45202
                                            Attention:  General Counsel
                                            Facsimile No: (513) 784-6691



         With a copy to:                    Mr. Paul V. Muething
                                            Keating, Muething & Klekamp
                                            1800 Provident Tower
                                            One East Fourth Street
                                            Cincinnati, OH  45202
                                            Facsimile No: (513) 579-6956

         If to the Holder:                  Smithfield Foods, Inc.
                                            501 North Church Street
                                            Smithfield, Virginia 23431
                                            Attention:  Joseph W. Luter III
                                                        Facsimile
                                            No: (804) 357-1331

         With a copy to:                    Mr. Peter M. Sommerhauser
                                            Godfrey & Kahn, S.C.
                                            780 North Water Street
                                            Milwaukee, WI  53202
                                            Facsimile No: (414) 273-5198

                                            Mr. Sam Young Garrett
                                            McGuire, Woods, Battle & Booth, LLP
                                            One James Center
                                            901 East Cary Street
                                            Richmond, VA  23219
                                            Facsimile: (804) 775-7456

or to such other address as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so delivered, mailed or received by facsimile transmission.


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                                                     - 10 -



                  7.2. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective permitted successors and assigns.

                  7.3. This Agreement shall be governed by and construed under the laws of the State of Virginia.

                  7.4. The provisions of this Agreement: (a) apply only to Shares of Common Stock received as a result of the transaction described in this Agreement; and (b) except as provided in Paragraphs 7.5 and 7.6, below, are (i) personal to the Holder and shall not be assignable in whole or in part, and (ii) shall terminate as to any shares of Common Stock sold by the Holder.

                  7.5. Holder (or any successor to its rights hereunder) may transfer all or any portion of the Shares to one or more Affiliates and such Affiliate or Affiliates shall be entitled to all of the benefits of this Agreement subject to the following conditions:

                           (a) So long as any of the Shares shall be registered to Holder, Holder shall be entitled to exercise all of the rights of the Holder hereunder (the "Rights") on behalf of itself and each of its Affiliates; provided, however, upon written notice to Company, Holder may transfer the Rights to any Affiliate who owns Shares and in such event such Affiliate shall act as the substitute Holder for purpose of this Agreement and thereafter such substitute Holder shall hold and exercise all Rights on behalf of itself, Holder and each of the Affiliates.

                           (b) The Company shall only be required to give notice to and to accept direction from the Holder or substitute Holder as set forth above, and such direction shall be binding on Holder and each of its Affiliates.

For purposes of Paragraphs 7.5 and 7.6 hereof, "Holder" means Holder and its successors and assigns, and "Affiliate" means an Affiliate (as defined in the Purchase Agreement) of Chiquita Brands International, Inc.

                  7.6. Subject to the limitations set forth below, Holder (or any successor to its rights hereunder) may also transfer some or all of the Rights in connection with a sale of the Shares, or a portion thereof, provided that the following conditions shall have been satisfied:



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                                                     - 11 -


                           (a) If Holder desires to transfer any Shares (the "Subject Shares") together with any of the Rights (the "Subject Interest") to a party other than an Affiliate, Holder shall notify the Company ("Holder's Notice") in writing that Holder desires to transfer the Subject Interest, which notice shall set forth the number of Shares desired to be transferred and specify which Rights are to be transferred.

                           (b) During the 30-day period following the Company's receipt of Holder's Notice (the "Notice Period"), Holder will not transfer the Subject Interest to an entity (a "Transferee") that has not been approved by the Company, which approval shall not be unreasonably withheld. The Company shall give Holder written notice of its approval or disapproval of any proposed Transferee (the "Transfer Notice") within 2 business days after receipt of written notice from Holder of the identity of any proposed Transferee (a "Transferee Notice"). If the Company does not give a Transfer Notice within 2 business days, the proposed Transferee identified in the Transferee Notice shall be conclusively deemed to have been approved by the Company. There shall be no limit on the number of Notices which Holder may give during the Notice Period. A Notice may identify more than one potential Transferee.

                           (c) Following the Notice Period, Holder shall be entitled to transfer the Subject Interest to any entity, including any entity previously disapproved by the Company; provided, that if the Subject Interest has not been transferred by Holder within one year after the Notice Period, the provisions of Subparagraph (a) and (b) above will once again apply to any proposed transfer of the Subject Interest.

                           (d) Subject to the provisions of Subparagraph (b) above, and the restrictions set forth in this subparagraph, Holder shall have the right to transfer to any Transferee all of the Rights accorded by this Agreement with respect to any Subject Shares while retaining to Holder all of the Rights accorded by this Agreement with respect to any Shares not included in the Subject Shares (the "Remaining Shares"). The Rights appurtenant to any Remaining Shares shall continue to be subject to the provisions of Subparagraph (b), above. Holder shall have the right to determine the extent of the Rights to be transferred to any Transferee, including whether any transfer shall entitle the Transferee to one, two or no demand registrations under Section 1.1 hereof and, if the entitlement is one demand registration, whether it is governed by Section 5.1 or Section 5.2; provided that under no circumstances shall (i) the Company be required to effectuate more than a total of two demand registrations pursuant to Section 1.1 of this Agreement; and (ii) no more than two (2) parties may hold piggyback registration rights granted under Paragraph 2, above.

                           (e) The provisions of this Section 7.6 shall only apply to the transfer of the Subject Shares with appurtenant Rights and shall not be construed to limit or restrict Holder's right to sell or otherwise transfer Shares without Rights or in any way require the Company's approval of thereof.

                  7.7. If the Common Stock of the Company covered by this Agreement is converted into any other security of the Company or any other corporation, the terms of this Agreement shall apply with full force and effect to any such other security and the obligations of the Company to effect registration shall include such other filings, qualifications, notices and similar acts as may be necessary to enable the Holder to realize the benefits of registration provided by this Agreement.

                  7.8. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


WITNESSES:                                     SMITHFIELD FOODS, INC.


______________________________                 By: __________________________
                                                   Robert A. Sharpe II,
                                                   Vice President


                                               CHIQUITA BRANDS INTERNATIONAL,
                                                 INC.


______________________________                 By: __________________________
                                                   Robert W. Olson,
                                                   Vice President